UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39082	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 547-9591

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.001 par value per share	RLMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2019, Relmada Therapeutics, Inc. (the “Company” or “Relmada”) amended and restated its Unit Purchase Agreement with certain accredited investors who purchased shares of the Company’s common stock and five-year warrants to purchase shares of common stock in the Company’s private placement offering on February 12, 2019. The only changes made in the amended and restated Unit Purchase Agreement are in Section 5.4 thereof, which provides that until February 12, 2020, such investors have the right to participate in the Company’s offerings of equity securities, subject to certain conditions, including that such investor’s beneficial ownership of common stock of the Company will not exceed 4.99% of the issued and outstanding common stock giving effect to closing of such offerings, and that such right shall not apply to any issuance of equity securities being issued (i) as compensation to officers, directors or consultants to the Company, or (ii) in connection with mergers, acquisitions, strategic alliances or similar transactions, the principal purpose of which is not capital raising. A copy of the amended and restated Unit Purchase Agreement is filed herewith as Exhibit 10.1 hereto.

On December 2, 2019, the Company entered into an amendment of the License Agreement, dated January 16, 2018 (the “License Agreement”), with Dr. Charles E. Inturrisi and Dr. Paolo Manfredi (collectively, the “Licensor”). Pursuant to an Intellectual Property Assignment Agreement, dated January 16, 2018, Relmada assigned its existing rights, including patents and patent applications, to d-methadone in the context of psychiatric use to Licensor, and pursuant to the License Agreement, Licensor then granted Relmada an exclusive, perpetual, worldwide license under the assigned intellectual property rights as well as patents and know-how covering certain new inventions developed by Licensor and relating to d-methadone in neurological and other uses, to develop and commercialize d-methadone in all fields of use. The License Agreement includes certain provisions permitting Licensor to terminate the License Agreement during the period commencing on the effective date and the later of five years following such date, or December 31, 2022 (the “Key Man Term”), if the employment of our Chief Executive Officer, Mr Sergio Traversa, is terminated other than for “cause”, or in certain circumstances if we modify the scope of his responsibilities in connection with the development and commercialization of d-methadone, or materially reduce his compensation. The purpose of the amendment was to amend the License Agreement to, among other things (i) modify and expand the definition of “cause” permitting termination of Mr. Sergio Traversa, our Chief Executive Officer, without enabling termination of the License Agreement, including Mr Traversa’s death or disability resulting in his termination, and (ii) to enable the appointment of a suitable replacement for Mr. Traversa for the remainder of the Key Man Term in the event of such death or disability. The description set forth below in Item 8.01 under “Business—Intellectual Property Portfolio and Market Exclusivity—D-Methadone License Agreement” of the d-methadone Agreements as amended is incorporated herein by reference. A copy of the amendment to the d-methadone Agreements is filed herewith as Exhibit 10.2 hereto.

Item 8.01	Other Events.

The Company is filing an updated description of certain aspects of the Company’s business, its directors and executive officers and certain relationships and related transactions, as well as updated risk factors describing risks and uncertainties that may affect the Company and the market price of its common stock with this report for the purpose of updating the disclosures contained in the Company’s prior filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2019 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The updated description of the Company’s business and the updated risk factors are filed herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The Company additionally updated its corporate presentation, a copy of which is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Unit Purchase Agreement dated November 27, 2019, between Relmada Therapeutics, Inc., and certain accredited investors

10.2	Amendment No.1 To License Agreement dated December 2, 2019, to the License Agreement dated January 16, 2018 between Relmada Therapeutics, Inc., and Dr. Charles E. Inturrisi and Dr. Paolo Manfredi

99.1	Updated Business, Directors and Executive Officers and Certain Relationships and Related Transactions Disclosures

99.2	Updated Risk Factors

99.3	Corporate Presentation, dated December 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2019	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
	Title:	Chief Executive Officer

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